PROSPECTUS SUPPLEMENT                       Filed Pursuant to Rule No. 424(b)(3)
(To Prospectus dated July 7, 2003)                    REGISTRATION NO. 333-33362




                                 [LOGO OMITTED]




                        1,000,000,000 Depositary Receipts
                         Semiconductor HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 7, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Semiconductor HOLDRS (SM) Trust.

         The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                                        Primary
                                                           Share        Trading
                   Name of Company          Ticker        Amounts       Market
--------------------------------------- -------------- ------------ ------------
Advanced Micro Devices Inc.                  AMD             4            NYSE
Altera Corporation                           ALTR            6           NASDAQ
Amkor Technology, Inc.                       AMKR            2           NASDAQ
Analog Devices, Inc.                         ADI             6            NYSE
Applied Materials, Inc.                      AMAT           26           NASDAQ
Atmel Corporation                            ATML            8           NASDAQ
Broadcom Corporation                         BRCM            2           NASDAQ
Intel Corporation                            INTC           30           NASDAQ
KLA-Tencor Corporation                       KLAC            3           NASDAQ
Linear Technology Corporation                LLTC            5           NASDAQ
LSI Logic Corporation                        LSI             5            NYSE
Maxim Integrated Products, Inc.              MXIM            5           NASDAQ
Micron Technology, Inc.                       MU             9            NYSE
National Semiconductor Corporation           NSM             3            NYSE
Novellus Systems, Inc.                       NVLS            2           NASDAQ
SanDisk Corporation                          SNDK            1           NASDAQ
Teradyne, Inc.                               TER             3            NYSE
Texas Instruments, Inc.                      TXN            22            NYSE
Vitesse Semiconductor Corporation            VTSS            3           NASDAQ
Xilinx, Inc.                                 XLNX            5           NASDAQ



         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2003.